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Ex-4-2

RIGHTS CERTIFICATE #: **NUMBER OF RIGHTS**

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED [-], 2011 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT.

TBS International plc

Incorporated under the laws of the Republic of Ireland

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Series A Preference Shares of TBS International plc

Subscription Price: $100.00 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON [•], 2011, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights ("Rights") set forth above. Each 100 Rights entitles the holder thereof to subscribe for one Series A Preference Share, with a par value of US$0.01 per share, of TBS International plc, an Irish public limited company, at a subscription price of $100.00 per share, pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions for Exercise of TBS International plc Subscription Rights" accompanying this Subscription Rights Certificate.

The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each Series A Preference Share in accordance with the "Instructions for Exercise of TBS International plc Subscription Rights" that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

GIVEN under the Common Seal of TBS International plc and the signatures of its duly authorized officers.

Dated:

Chief Financial Officer

Assistant Corporate Secretary

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(New York, N.Y.) TRANSFER AGENT AND REGISTRAR

By:

AUTHORIZED SIGNATURE

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY. FOR INSTRUCTIONS, CONSULT THE INFORMATION AGENT,
PHOENIX ADVISORY PARTNERS, AT (800) 576-4314.

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by mail:	If delivering by hand or courier:
American Stock Transfer & Trust Company, LLC Attn: Reorganization Department P.O. Box 2042 New York, New York 10272	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

FORM 1 – EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for Series A Preference Shares pursuant to your Subscription Rights, please complete lines (a), (b) and (c) and sign under Form 4 below. To the extent you subscribe for more Series A Preference Shares than you are entitled under your Subscription Rights, you will be deemed to have elected to purchase the maximum number of subscription rights that may be exercised with the aggregate subscription price payment you deliver to the rights agent or the maximum number of Shares you are entitled to subscribe for, whichever is lower.

(a) Exercise of Subscription Right:

(no. of rights) (in an equal multiple of 100)	÷	100 (rights/share)	=	(total number of Series A Preference Shares)	X	$100.00 (price/share)	=	$ (total required payment)

(b) Total Amount of Payment Enclosed = $

(c) Method of Payment (CHECK ONE)

      ☐
      Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354624 American Stock Transfer FBO TBS International plc, with reference to the rights holder's name.

      ☐
      Check or bank draft payable drawn upon a U.S. bank or U.S. postal money order and payable to "American Stock Transfer & Trust Company, LLC (as rights agent for TBS International plc)."

FORM 2 – DELIVERY TO DIFFERENT ADDRESS

If you wish for the Series A Preference Shares issuable upon exercise of your subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3 – SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering, and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. By signing below I confirm that my right to convert the Series A reference Shares received upon exercise of my Rights may be limited, as set forth in the Prospectus. I also agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the Rights or the applicability of the conversion limitations mentioned in the preceding sentence.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or any other change whatsoever.

FORM 4 – SIGNATURE GUARANTEE

This Form 4 must be completed if you have completed any portion of Form 2.

Signature Guaranteed:	(Name of Bank or Firm)	By:	(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

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